NOTICE OF ANNUAL MEETING OF UNITHOLDERS MAY 13, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Trust Units (“Unitholders”) of Paramount Energy Trust (the "Trust") will be held in the Devonian Room, Calgary Petroleum Club, 319 Fifth Avenue S.W., Calgary, Alberta, on Thursday, May 13, 2004 at the hour of 3:00 p.m. (Calgary Time) and any adjournment thereof (the “Meeting”), for the following purposes:

1.

To receive and consider the audited financial statements of the Trust for the period ended December 31, 2003;

2.

To re-appoint Computershare Trust Company of Canada as trustee (the “Trustee) of Paramount Energy Trust;

3.

To instruct the Trustee to fix the number of directors of Paramount Energy Operation Corp. at six (6) and to elect directors of Paramount Energy Operating Corp. for the ensuing year or until their successors are elected or appointed;

4.

To appoint auditors for the ensuing year and to authorize the directors of Paramount Energy Operating Corp. to fix their remuneration; and

5.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

Details of all matters proposed to be put before the Meeting are set forth in the accompanying Information Circular.

Holders of record of Trust Units of the Trust at the close of business on April 1, 2004 will be entitled to notice of and vote at the Meeting or any adjournments thereof.

By Order of the Board of Directors

Myra Jones

Secretary

Calgary, Alberta

April 1, 2004

NOTES:

1.

This Notice of Meeting is accompanied by Instrument of Proxy, a Management Information and Proxy Circular and a copy of a Report to Unitholders.

2.

Unitholders who are unable to attend the Meeting in person are requested to date and sign the enclosed form of proxy and return it in the envelope provided for that purpose.  To be valid, Unitholders’ proxies must be deposited at the Trust’s transfer agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2X1, Attention: Proxy Department, at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of the Meeting or any adjournment or adjournments thereof.